SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


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                                FORM 8-K



                             CURRENT REPORT

                     Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


                             January 6, 1999
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                      (Date of earliest event report)



                          WEYERHAEUSER COMPANY
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            (Exact name of registrant as specified in charter)


          Washington              1-4825           91-0470860
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       (State or other         (Commission       (IRS Employer
       jurisdiction of         File Number)      Identification
       incorporation or                             Number)
        organization)


                         Tacoma, Washington  98477
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                 (Address of principal executive offices)
                               (zip code)


           Registrant's telephone number, including area code:
                            (253) 924-2345

Item 5.  Other Events

On January 6, 1999, Weyerhaeuser Company issued the following press release:


"FEDERAL WAY, Wash. - Weyerhaeuser Company today announced it would close its chlor-alkali plant in Longview, Wash. as part of the long-range plan by the forest products firm to narrow its portfolio and streamline operations. Following closure of the plant by the end of the first quarter, Weyerhaeuser will no longer operate chemical facilities.

The company will report a charge associated with the closure. When combined with previously announced changes to the company's British Columbia lumber facilities and the streamlining of pulp and paper operations company-wide, this will result in an after-tax charge of approximately $45 million against fourth quarter earnings. Weyerhaeuser will announce its fourth quarter results on Jan. 20.

Approximately 100 jobs will be eliminated by the Longview closure. Laid-off employees will receive 60 days notice or pay consistent with plant-closure requirements and have access to outplacement services provided by Weyerhaeuser. Changes to the British Columbia lumber facilities affect around 200 jobs while the pulp and paper streamlining efforts affected approximately 460 employees.

`Today's announcement is part of an ongoing process to narrow our portfolio, streamline our operations and improve overall use of capital,' said Steven R. Rogel, president and chief executive officer.

Seeking to improve its environmental performance, the Longview mill, as well as other Weyerhaeuser facilities and the pulp and paper industry, has moved away from using chlorine as the principal chemical in the pulp bleaching process. The plastics industry, the other major user of chlorine, is oversupplied in the world markets. Weyerhaeuser chose to close the facility because of current market conditions and the need to invest significant capital to ensure continued safe operation of the plant.

Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 1997, it had sales of $11.2 billion and has offices or operations in 12 countries and customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities."

                                   # # #

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEYERHAEUSER COMPANY


                                   By   /s/ K. J. Stancato
                                        -----------------------------
                                   Its: Vice President and Controller

Date:  January 6, 1999